Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 24, 2002 relating to the consolidated financial statements of Ben Nederland Holding B.V., which appears in Deutsche Telekom AG's Annual Report on Form 20-F/A for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

September 6, 2004


PricewaterhouseCoopers Accountants N.V.
Amsterdam, The Netherlands